UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Moove Lubricants Holdings

(Exact name of registrant as specified in its charter)

The Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Av. Brigadeiro Faria Lima, 4,100 – 8th floor São Paulo – SP, Brazil +55 11 4517-1546	04538-132
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value US$0.000333333333333 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration or Regulation A offering statement file number to which this form relates:

333-282154

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Share Capital” of the common shares, par value US$0.000333333333333 per share (the “Common Shares”) of Moove Lubricants Holdings (the “Registrant”) in the Registrant’s registration statement on Form F-1 (Registration No. 333-282154) originally filed with the Securities and Exchange Commission on September 16, 2024, as amended (the “Registration Statement”), is incorporated by reference herein. In addition, the description that will be included under the heading “Description of Share Capital” relating to the Common Shares in the Registrant’s final prospectus included in the Registration Statement to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Moove Lubricants Holdings

By:	/s/ Lineu Paulo Moran Filho
Name: Lineu Paulo Moran Filho
Title: Chief Financial Officer

Date: October 8, 2024